As filed with the Securities and Exchange Commission on March 9, 2020 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under THE SECURITIES ACT OF 1933

XENON PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Canada		98-0661854
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (604) 484-3300
(Address of principal executive offices)

2014 Equity Incentive Plan
(Full title of the plan)

Simon N. Pimstone Chief Executive Officer Xenon Pharmaceuticals Inc. 200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (Name and address of agent for service) (604) 484-3300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐		Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	1,028,806 (2)	$15.10 (3)	$15,534,971	$2,017
TOTAL:	1,028,806		$15,534,971	$2,017
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional common shares of the Registrant that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding common shares.

(2)	Represents 1,028,806 additional common shares reserved for issuance as a result of the annual evergreen increase pursuant to the 2014 Plan.
(3)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $15.10, the average of the high and low prices of the Registrant’s common shares as reported on The Nasdaq Global Market on March 5, 2020.

TABLE OF CONTENTS

Page
Item 3. Incorporation of Documents by Reference	1
Item 8. Exhibits	2

Signatures

XENON PHARMACEUTICALS INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional common shares of Xenon Pharmaceuticals Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”).  Accordingly, the contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 5, 2014 (File No. 333-199860); (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E for the 2014 Plan on March 16, 2015 (File No. 333-202765); (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E for the 2014 Plan on March 9, 2016 (File No. 333-210050); (iv) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E for the 2014 Plan on March 8, 2017 (File No. 333-216543); (v) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E for the 2014 Plan on March 7, 2018 (File No. 333-223497), and (vi) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E for the 2014 Plan on March 6, 2019 (File No. 333-230103), (together, the “Previous Forms S-8”), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 9, 2020;
(2)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)

The description of the Registrant’s common shares contained in the Registration Statement on Form 8-A12B (File No. 001-36687) filed with the Commission on October 10, 2014, pursuant to Section 12(b) of the Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.  Exhibits

Exhibit Number	Description of Document	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen common share certificate of the Registrant.	S-1/A	333-198666	4.1	10/6/2014

4.2	2014 Equity Incentive Plan.	S-1	333-198666	10.8	9/10/2014

4.3	Form of Share Option Agreement, as amended, under the 2014 Equity Incentive Plan.	10-K	001-36687	10.8A	03/08/2017

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on March 9, 2020.

XENON PHARMACEUTICALS INC.

By:	/s/ Simon Pimstone
Simon Pimstone
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon Pimstone and Ian Mortimer as his and her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Xenon Pharmaceuticals Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Simon Pimstone	Chief Executive Officer and Director	March 9, 2020
Simon Pimstone	(Principal Executive Officer)

/s/ Ian Mortimer	President and Chief Financial Officer	March 9, 2020
Ian Mortimer	(Principal Financial and Accounting Officer)

/s/ Michael Tarnow	Chair of the Board of Directors	March 9, 2020
Michael Tarnow

/s/ Mohammad Azab	Director	March 9, 2020
Mohammad Azab

/s/ Clarissa Desjardins	Director	March 9, 2020
Clarissa Desjardins

/s/ Steven Gannon	Director	March 9, 2020
Steven Gannon

/s/ Michael Hayden	Director	March 9, 2020
Michael Hayden

/s/ Frank Holler	Director	March 9, 2020
Frank Holler

/s/ Gary Patou	Director	March 9, 2020
Gary Patou

/s/ Dawn Svoronos	Director	March 9, 2020
Dawn Svoronos